Exhibit 10.4

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) dated as of June 29, 2011, is entered into by and between Bioject Medical Technologies Inc. (the “Company”) and the parties listed on Exhibit A hereto (“Noteholders”).

A.	The Company has issued to each Noteholder one or more warrants to purchase common stock (the “Warrants”) and a convertible promissory note (the “Note”) pursuant to a Convertible Note Purchase and Warrant Agreement of even date herewith.

B.	The Company wishes Noteholders to have piggyback registration rights with regard to Common Stock of the Company that Noteholders may acquire upon exercise of the Warrants and conversion of the Note pursuant to Section 4.1.1 thereof (such Common Stock being the “Registrable Securities”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the Company and Noteholders agree as follows:

1.	Piggyback Registration.

a.	If the Company at any time proposes to register any of its shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) (other than a registration effected solely to implement an employee benefit plan, or a merger, acquisition, or exchange offer to which Rule 145 promulgated under the Securities Act is applicable), whether or not for sale for its own account, it shall give prompt written notice to Noteholders of each such intended registration by the Company and each Noteholder shall be entitled to request that the Company include in any such registration any number of shares of Registrable Securities then owned by Noteholder (“Written Request”), subject to the limitations set forth in Section 2(a) hereof.

b.	Upon the Written Request of a Noteholder, made within ten days after the giving by the Company of any such notice of intention to register any of its shares of its Common Stock, the Company shall use its best efforts to effect the registration under the Securities Act of all shares of Registrable Securities which the Company has been so requested to register by the Noteholder (subject to the restrictions set forth in Section 2(a) hereof); provided, however, that (i) if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company may, at its election, give written notice of such determination to Noteholders and, thereupon, shall be relieved of its obligation to register any shares of Registrable Securities on behalf of Noteholders in connection with such registration (but not from its obligation to pay the Registration Expenses (as hereinafter defined) in connection therewith), and (ii) if such registration involves an underwritten offering, Noteholders shall sell its shares of Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company.

2.	General Provisions.

a.	If a registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the number of shares of securities that may be included in the registration and underwriting, if any, shall be allocated among such holders as follows:

i.	If the registration is initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling shareholders exercising registration rights under this Agreement or another agreement who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; and

ii.	If the registration is initiated by the exercise of demand registration rights by a shareholder or shareholders of the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling shareholders who exercised such demand and then, subject to obligations and commitments to all other selling shareholders who have requested to sell in the registration, on a pro rata basis according to the number of shares requested to be included.

b.	Noteholders shall furnish the Company such information regarding such holder and the distribution of its shares of Registrable Securities as the Company may from time to time reasonably request in writing in connection with the registration statement (and the prospectus contained therein).

c.	The Company shall have the right to designate the managing underwriter in any underwritten offering.

d.	All expenses incident to all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the shares of Common Stock), rating agency fees, printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on securities exchanges or NASDAQ, fees and disbursements of counsel for the Company and its independent certified public accountants, fees and disbursements of one counsel to all of the selling shareholders exercising registration rights under this Agreement or another agreement (such counsel to be selected by such selling shareholders selling a majority of the shares sold by all of such selling shareholders and such fees and disbursements of such counsel not exceeding $10,000), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company. Except as provided above, the Company will not have any responsibility for any of the expenses of Noteholders incurred in connection with any registration hereunder, including, without limitation, underwriting discounts or commissions attributable to the sale of shares of Registrable Securities and counsel fees for Noteholders.

e.	i.	In connection with any registration of shares of Registrable Securities of Noteholders pursuant to Section 1 hereof, the Company agrees to indemnify, to the full extent permitted by law, Noteholders against all losses, claims, damages, liabilities and expenses (including attorneys’ fees and disbursements) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information with respect to Noteholders furnished in writing to the Company by Noteholders expressly for use therein or by Noteholders’ failure to deliver to a prospective shareholder a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished Noteholders with a sufficient number of copies of the same.

ii.	In connection with any registration in which Noteholders are participating, each Noteholder will furnish to the Company in writing such information with respect to it as the Company reasonably requests for use in connection with any such registration statement, prospectus or preliminary prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act), and, in connection with an underwritten offering, each underwriter and each person who controls the underwriters (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys’ fees and disbursements) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to Noteholder so furnished in writing by Noteholder expressly for use therein. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the shareholders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Noteholder.

iii.	Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless a conflict of interest exists between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent.

iv.	If the indemnification provided for in this Section 2(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2(e)(iii) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

v.	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(e)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2(e), the indemnifying parties shall indemnify the indemnified party to the full extent provided in Sections 2(e)(i) and 2(e)(ii) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2(e)(iv).

f.	The Company will use its best efforts to timely file with the Securities and Exchange Commission (the “SEC”) such information as the SEC may require under either of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to shares of Registrable Securities. The Company shall furnish to Noteholders forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) such other reports and documents as Noteholders may reasonably request in availing itself of any rule or regulation of the SEC allowing Noteholders to sell any shares of Registrable Securities without registration.

g.	Noteholders shall not have any right to take any action to restrain, enjoin or otherwise delay enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 1.

h.	In consideration for the Company’s agreeing to its obligations under Section 1, Noteholders agrees, in connection with any registration of the Company’s securities in a firm commitment underwriting, upon the request of the Company or the underwriters managing such underwriting, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration as the Company or the underwriters may specify, provided that each officer, director and 10% shareholder of the Company shall make the same agreement with respect to other securities of the Company then held by such other person (other than those included in the registration). In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Noteholders (and the shares of every person subject to the foregoing restriction) until the end of such period.

i.	Noteholders shall not be entitled to exercise any right provided for in Section 1 after the earlier of (i) the fourth anniversary of the of this Agreement or (ii) such time at which all Registrable Securities held by Noteholders can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act. The Company is not obligated to register any securities pursuant to Section 1 to the extent such securities may be sold without registration in compliance with Rule 144 of the Act.

3.	Miscellaneous.

a.	All notices or demands shall be in writing and shall be delivered personally, electronically, or by express, certified or registered mail or by private overnight express mail service. Delivery shall be deemed conclusively made: (i) at the time of delivery if personally delivered, (ii) immediately in the event notice is delivered by confirmed facsimile, (iii) 24 hours after delivery to the carrier if served by any private, overnight express mail service, (iv) 24 hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, or (v) 5 days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified or registered mail.

Any notice or demand to the Company shall be given to:

Bioject Medical Technologies Inc.

20245 S.W. 95th Avenue

Tualatin, OR 97062

Attention: Chief Executive Officer

Facsimile: 503-692-6698

Any notice or demand to Noteholders shall be given to the address listed on the signature pages hereto. Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be delivered.

b.	The Company and Noteholders shall each execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement.

c.	Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and an individual Noteholder, with respect to that Noteholder, or the Noteholders holding a majority of the Registrable Securities under this Agreement or, prior to the conversion of the Notes, the holders of a majority of the outstanding principal amount of the Notes (the “Majority Holders”). Each Noteholder agrees to be bound by any waivers or amendments approved by the Majority Holders, irrespective of whether the Noteholder consents to such waiver or amendment. However, any waiver or amendment that adversely affects the Noteholder in a manner different from all the other Noteholder shall require the consent of such Noteholder. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

d.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided that no Noteholder shall not assign this Agreement or its rights hereunder without the prior written consent of the Company, which consent will not be unreasonably withheld.

e.	This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof, should they exist. This Agreement and any issue arising out of or relating to the relationship of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Oregon, without regard to principles of conflicts of law. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

f.	In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Agreement, the prevailing party shall be entitled to recover reasonable legal fees, whether or not such litigation or arbitration proceeds to final judgment or determination.

g.	Each party hereto consents specifically to the exclusive jurisdiction of the Circuit Court for the County of Multnomah, State of Oregon and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the Court’s exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in the Court and any claim that any such proceeding brought in the Court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of Oregon.

h.	If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BIOJECT MEDICAL TECHNOLOGIES INC.

By
Name:
Title:

Noteholder:

Name:
Address: